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                                                                    EXHIBIT 99.3

                               NETWORK PLUS CORP.

                               OFFER TO EXCHANGE
                             UP TO 40,000 SHARES OF
              13.5% SERIES A1 CUMULATIVE PREFERRED STOCK DUE 2009
                                      FOR
                                40,000 SHARES OF
               13.5% SERIES A CUMULATIVE PREFERRED STOCK DUE 2009
                              ISSUED AND SOLD IN A
                      TRANSACTION EXEMPT FROM REGISTRATION
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED

To Our Clients:

     Enclosed for your consideration is a Prospectus dated             , 1998
(as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Network Plus Corp. (the "Company") to exchange up to 40,000 shares of its 13.5% Series A1 Cumulative Preferred Stock Due 2009 (the "New Preferred Shares") for 40,000 shares of its 13.5% Series A Cumulative Preferred Stock Due 2009, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Preferred Shares").

     The material is being forwarded to you as the beneficial owner of Original Preferred Shares carried by us for your account or benefit but not registered in your name. A tender of any Original Preferred Shares may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Original Preferred Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Original Preferred Shares in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all Original Preferred Shares carried by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Original Preferred Shares.

     YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER ORIGINAL PREFERRED SHARES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at 5:00 p.m., Eastern Standard Time, on [day of week] [ ], 1998, unless extended (the "Expiration Date"). Original Preferred Shares tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

     If you wish to have us tender any or all of your Original Preferred Shares held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Original Preferred Shares held by us and registered in our name for your account or benefit.
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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Network Plus Corp.

     THIS WILL INSTRUCT YOU TO TENDER THE NUMBER OF ORIGINAL PREFERRED SHARES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

Box 1 [ ]  Please tender my Original Preferred Shares held by you for my account or benefit. I have identified on a signed schedule attached hereto the number of Original Preferred Shares to be tendered if I wish to tender fewer than all of my Original Preferred Shares.

Box 2 [ ]  Please do not tender any Original Preferred Shares held by you for my account or benefit.

Date:             , 1998

                                          ______________________________________

                                          ______________________________________
                                                       SIGNATURE(S)

                                          ______________________________________

                                          ______________________________________
                                                PLEASE PRINT NAME(S) HERE


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     Unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all of your Original Preferred Shares.